      Amendment to Schedule A and Schedule B to the Participation Agreement
                                      among
                           Allmerica Investment Trust,
            Allmerica Financial Investment Management Services, Inc.
                                       and
                First Allmerica Financial Life Insurance Company


WHEREAS, Allmerica Investment Trust, Allmerica Financial Investment Management Services, Inc. and First Allmerica Financial Life Insurance Company have previously entered into a Participation Agreement dated March 22, 2000 ("Participation Agreement"); and

WHEREAS, the Participation Agreement provides for the amendment of Schedule A and Schedule B thereto from time to time, and the parties now wish to amend Schedule A and Schedule B, to add additional separate accounts and change portfolios to service class, thereby substituting the attached Schedule A and Schedule B for the prior existing ones.

NOW, THEREFORE, the parties do hereby agree:

1. To amend Schedule A and Schedule B to the Participation Agreement by adopting the attached Schedule A and Schedule B, dated May 1, 2002, and by substituting the attached Schedule A and Schedule B for any and all prior amendments to Schedule A and Schedule B, as may have been adopted from time to time.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representatives as of the date specified below.


FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
         -----------------------------------

Name:    John P. Kavanaugh
         -----------------------------------

Title:   Vice President
         -----------------------------------

Date:    May 1, 2002
         -----------------------------------


ALLMERICA INVESTMENT TRUST                 ALLMERICA FINANCIAL INVESTMENT
                                           MANAGEMENT SERVICES, INC.

By:                                  By:
        -------------------------            ----------------------------

Name:   Kristin L. Bushard           Name:   Paul T. Kane
        -------------------------            ----------------------------

Title:  Vice President               Title:  Vice President
        -------------------------            ----------------------------

Date:   May 1, 2002                  Date:   May 1, 2002
        -------------------------            ----------------------------

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE A TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)

                                     SEPARATE ACCOUNTS AND VARIABLE PRODUCTS
-------------------------------------------------------------------------------------------------------
                                        VARIABLE LIFE PRODUCTS

SEPARATE ACCOUNT                          PRODUCT NAME                        1933 ACT #    1940 ACT #
----------------                          ------------                        ----------    --------
VEL II                                    VEL (`93)                            33-71050      811-8130

Separate Account SPVL                     Allmerica Estate Optimizer           333-45914
                                          Select SPL                           333-45914
                                          SPL II                                pending     811-10133

Inheiritage                               Inheiritage
                                          Select Inheiritage                   33-74184      811-8304

Allmerica Select Separate Account  II     Select Life                          333-62369     811-8987

Group VEL                                 Group VEL                            333-06383     811-7663

Separate Account IMO                      VUL 2001                             333-64162    811-10433
                                          VUL 2001 Survivorship                 Pending     811-10433

Separate Account FR1                      PremierFocus                            N/A          N/A

Separate Account FR2                      PremierFocus                            N/A          N/A

Separate Account FR3                      PremierFocus                            N/A          N/A

Separate Account FR4                      PremierFocus                            N/A          N/A

Separate Account FQ1                      PremierFocus                            N/A          N/A

Separate Account MM                       Ehrenkranz PPVUL
                                          Neuberger Berman PPVUL
                                          Ramius PPVUL Strauss                    N/A          N/A

Separate Account EQ1N                     Ehrenkranz PPVUL                        N/A          N/A

                                 VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
----------------                          ------------                         ----------   --------
VA-K                                       ExecAnnuity Plus 91                   33-71052    811-8114
                                           ExecAnnuity Plus 93                   33-71052
                                           Allmerica Advantage                   33-71052
                                           Agency C-Shares                       333-38276
                                           Agency Accumulator (no-load)          333-87105
                                           Allmerica Immediate Advantage
                                           Variable Annuity (IVA)                333-81859
                                           ValuePlus Assurance IVA (First
                                           Union)                                333-81859
                                           Fund Quest                            333-90545
                                           Allmerica Value Generation
                                           (Annuity Scout)                       333-87105

                                 VARIABLE ANNUITY PRODUCTS

SEPARATE ACCOUNT                          PRODUCT NAME                         1933 ACT #   1940 ACT #
----------------                          ------------                         ----------   --------
Allmerica Select Separate Account         Allmerica Select Resource I           33-71058     811-8116
                                          Allmerica Select Resource II          33-71058     811-8116
                                          Allmerica Select Charter (C-Shares)   333-63087    811-8116
                                          Allmerica Select Advocate (no-load)   333-90533    811-8116
                                          Allmerica Select Acclaim
                                            (Secondary)                         333-92117    811-8116

Separate Accounts VA-A, VA-B, VA-C,
VA-G, VA-H                                Variable Annuities (discontinued)



Fulcrum Separate Account                  Fulcrum                               333-16929   811-7947



Separate Account UR1                      PremierFocus                             N/A         N/A
Separate Account UR2                      PremierFocus                             N/A         N/A
Separate Account UR3                      PremierFocus                             N/A         N/A
Separate Account UR4                      PremierFocus                             N/A         N/A
Separate Account UQ1                      PremierFocus                             N/A         N/A

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY
           SCHEDULE B TO PARTICIPATION AGREEMENT DATED MARCH 22, 2000
                               (DATED MAY 1, 2002)


              PORTFOLIOS OF ALLMERICA INVESTMENT TRUST

          AIT Core Equity Fund (Service Class)
           (formerly Growth Fund)
          AIT Equity Index Fund (Service Class)
          AIT Government Bond Fund (Service Class)
          AIT Money Market Fund (Service Class)
          AIT Select Aggressive Growth Fund (Service Class)
          AIT Select Capital Appreciation Fund (Service Class) AIT Select Emerging Markets Fund (Service Class)
          AIT Select Growth and Income Fund (Service Class)
          AIT Select Growth Fund (Service Class)
          AIT Select International Equity Fund (Service Class) AIT Select Investment Grade Income Fund (Service Class)
            (formerly Investment Grade Income Fund)
          AIT Select Strategic Growth Fund (Service Class)
          AIT Select Strategic Income Fund (Service Class)
          AIT Select Value Opportunity Fund (Service Class)